UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT: March 19, 2018

DATE OF REPORT: March 23, 2018

CORIX BIOSCIENCE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

16772 West Bell Road, Suite 110-471 in Surprise, Arizona 85374

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On March 19, 2018, Corix Bioscience, Inc., a Wyoming corporation (the “Company”), following written consent of the Board of Directors in lieu of a meeting, ratified the Stock Exchange Agreement (the “SEA”) entered into between the Company and OG Group, LLC, a Wyoming limited liability (“OG Group”) on February 23, 2018. The SEA had not been disclosed earlier because the Company was in the process of conducting certain due diligence into certain disclosures made by OG Group attached as Exhibit B to the SEA.

Subject to the terms and conditions of the SEA, at the closing, which is anticipated to occur within five business days with the issuance of stock to OG Group, the Company will issue 5,000,000 shares of its common stock to OG Group, and set reserve shares for future issuance to OG Group of 2,500,000 shares of restricted common stock on every yearly anniversary from the “Effective Date” of the SEA, as defined therein, for a period of five years, totaling 17,500,000 shares (the “CXBS Shares”). Given the controlling interest of the Company in OG Group after Closing, the CXBS Shares shall be issued to OG Group at the discretion of the Company during the five-year term; however, the sole basis for not issuing the balance of the CXBS Shares over the five-year term would be the material breach of the Operating Agreement of OG Group by the two members of OG Group.

In exchange for the issuance of CXBS Shares at closing, OG Group shall issue 6,000,000 units in OG Group (the “OG Units”) to the Company resulting in the Company holding rights, title and interest in 60% of the issued and outstanding membership units of OG Group. In addition to the other conditions set forth in the SEA, the issuance of the OG Units to the Company shall be conditioned upon an opinion from legal counsel for OG Group confirming OG Group’s right to do so under the laws of Wyoming and any applicable governance documents. The issuance of the CXBS Shares to OG Group shall be conditioned upon an opinion from legal counsel for the Company confirming the Company’s right to do so under the laws of Wyoming and any applicable governance documents.

There is no material relationship between the Company, its affiliates or any of the parties under the SEA. The reader is encouraged to review the SEA attached hereto as an exhibit.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 – Unregistered Sales of Equity Securities

In consideration of the receipt of 6,000,000 units in OG Group, the Company shall issue shares of restricted common stock to OG Group as referenced above as the CXBS Shares. OG Group has represented to the Company that it shall hold the CXBS Shares issued under this Agreement for investment in its account, and not with a view to the resale or distribution of any part thereof, unless otherwise allowed for under the Act or any application exemption to registration. The Company believed that Section 4(a)(2) and Section 4(a)(5) was available to sell these shares to OG Group since it had sufficient knowledge and experience in finance and business matters to be, at the very least, a “sophisticated investor,” i.e. it was able to evaluate the risks and merits of the investment, or was able to bear the investment’s economic risks. As a result of the Company being a reporting company with the United States Securities and Exchange Commission, the Company believed that OG Group had access to the type of information normally provided in a prospectus for a registered securities offering, and it has agreed not to resell or distribute the CXBS Shares issued to the public.  Furthermore, the Company also believed that, based on OG Group’s representations, it was an “accredited investor” and thus the sale was exempt from registration under Section 4(a)(5) of the Securities Act of 1933.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

The Company issued a press release disclosing the SEA. However, it is anticipated that the Company will amend this press release upon final issuance of the CXBS Shares to OG Group, and issuance of the OG Units to the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document

10.1	Stock Exchange Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Corix Bioscience, Inc.

By:	/s/ Michael Ogburn
Name:	Michael Ogburn
Title:	Chief Executive Officer and President

Dated:	March 23, 2018